September 26, 2005 Private and Confidential

Securities and Exchange Commission 100 F Street, NE
Washington, D.C. 20549
Commissioners:
We have read the statements made by Cosmo Communications Corporation
(copy attached), which has been filed with the Commission, pursuant to Item
4.01 of Form 8-K, as part of Cosmo Communications Corporation's Form 8-K report dated September 16, 2005. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,

SF Partnership, LLP
Eugene Aceti
Direct Line: (416) 646-8064 E-mail Address: eaceti@sfgroup.ca
EA/es Enclosure

Doc#92500
cc: Peter Horak,
Chief Executive Officer, Cosmo Communications Corporation


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SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report	(Date of earliest event reported) September 16, 2005


Cosmo Communications Corporation
(Exact name of Registrant as Specified in its Charter)
Delaware 0-119698	59-2268005
(State or Other Jurisdiction of Incorporation)
(Commission File Number) (IRS Employer Identification No.)
2-55 Travail Road, Markham, Ontario L3S 3J1, Canada
(Address of Principal Executive Offices)
Registrant's telephone number, including area code (905) 209-0488


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Item 4. Changes in Registrant's Certifying Accountants.

On September 16, the Registrant's Board of Directors appointed Walker & Company Chartered Accountants Professional Corporation ("Walker & Company') as the Registrant's independent auditors for the fiscal year ended March 31, 2006, and dismissed SF Partnership, LLP ("SF"), which had audited the Registrant's financial statements for the year ended March 31, 2005.

The Registrant's Board of Directors believes that the appointment of Walker & Company to audit the Registrant's consolidated financial statements for the fiscal year ended March 31, 2006, and thereafter is in the best interests of the Registrant and its shareholders. During the last two fiscal years, the Registrant did not consult Walker & Company on any matter requiring disclosure in this Form 8-K.

SF's report on the Registrant's financial statements for the Registrant's year ended March 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the year ended March 31, 2005 and through the date of this filing, there were no disagreements with SF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company has not consulted with Walker & Company regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.

The Company requested that SF furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.

Item 9.01. Financial statements and Exhibits

(c) Exhbits 16

Letter Regarding Change in Certifying Accountant from SF Partnership, LLP Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005

COSMO COMMUNCIATIONS CORPORATION

By: /s/ Peter Horak Peter Horak
Chief Executive Officer
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